UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

TRUNITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12555 Orange Drive
Davie, Florida 33330
(Address of principal executive offices, including zip code)

(866) 723-4114
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.                      Changes in Registrants’ Certifying Accounts

On April 16, 2015,  Trunity Holdings, Inc. (the “Company”) was informed by its independent registered public accounting firm, Cherry Bekaert LLP (“CB”) that CB has decided not to stand for reappointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

During the fiscal years ended December 31, 2013 and December 31, 2014, and the subsequent interim period through the date of the filing of this Form 8-K, there were (i) no “disagreements” as that term is defined in item 304(a)(1)(iv) of Regulation S-K, between the Company and CB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to CB’s satisfaction, would have caused CB to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period. CB’s reports on the Company’s financial statements for 2013 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles.  The change in the Company’s auditors was not recommended or approved by the Company’s audit committee.

The Company has provided CB with a copy of the disclosures it is making in response to this item 4.01.  The Company requested that CB furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not CB agrees with the statements made herein.  A copy of CB’s letter dated April 21, 2015, is attached as Exhibit 16.1 to this current report on Form 8-K..

The Company has not yet engaged a new independent registered public accounting firm.

ITEM 9.01                      Exhibits

(d) The following exhibit is filed with this report:

Exhibit Number                                           Description

16.1	Letter dated April 21, 2015, from Cherry Bekaert LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUNITY HOLDINGS, INC.
Dated: April 21, 2015	By:	/s/ Nicole Fernandez-McGovern
Nicole Fernandez-McGovern, Interim CEO & CFO